EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of our reports dated February 13, 2017, relating to the consolidated financial statements and financial statement schedules of Vornado Realty Trust (which report expresses an unqualified opinion), and the effectiveness of Vornado Realty Trust’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Vornado Realty Trust and Vornado Realty L.P. and consolidated subsidiaries for the year ended December 31, 2016:

Amendment No. 1 to Registration Statement No. 333-36080 on Form S-3

Registration Statement No. 333-64015 on Form S-3

Amendment No.1 to Registration Statement No. 333-50095 on Form S-3

Registration Statement No. 333-52573 on Form S-8

Registration Statement No. 333-76327 on Form S-3

Amendment No.1 to Registration Statement No. 333-89667 on Form S-3

Amendment No.1 to Registration Statement No. 333-102215 on Form S-3

Amendment No.1 to Registration Statement No. 333-102217 on Form S-3

Registration Statement No. 333-105838 on Form S-3

Registration Statement No. 333-107024 on Form S-3

Registration Statement No. 333-109661 on Form S-3

Registration Statement No. 333-114146 on Form S-3

Registration Statement No. 333-114807 on Form S-3

Registration Statement No. 333-121929 on Form S-3

Amendment No. 1 to Registration Statement No. 333-120384 on Form S-3

Registration Statement No. 333-126963 on Form S-3

Registration Statement No. 333-139646 on Form S-3

Registration Statement No. 333-141162 on Form S-3

Registration Statement No. 333-150592 on Form S-3

Registration Statement No. 333-166856 on Form S-3

Registration Statement No. 333-172880 on Form S-8

Registration Statement No. 333-191865 on Form S-4

and in the joint Registration Statement No. 333-203294 on Form S-3 of Vornado Realty Trust and Vornado Realty L.P.

/s/ DELOITTE & TOUCHE LLP

Parsippany, New Jersey

February 13, 2017